                                                                      Exhibit 25
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                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                SECTION 305(b)(2)

                             -----------------------

                     Bank of Tokyo-Mitsubishi Trust Company
               (Exact name of trustee as specified in its charter)

New York                                                13-5643426
(State of incorporation                                 (I.R.S. employer
if not a U.S. national bank)                            identification no.)

1251 Avenue of the Americas                             10020
(Address of principal executive office)                 (Zip Code)

                                 Robert E. Hand
                                 General Counsel
                     Bank of Tokyo-Mitsubishi Trust Company
                           1251 Avenue of the Americas
                            New York, New York 10020
            (Name, address and telephone number of agent for service)

                             -----------------------

                           MMCA Auto Receivables, Inc.
               (Exact name of obligor as specified in its charter)

Delaware                                                333-58869
(State of other jurisdiction of                         (I.R.S. employer
incorporation or organization)                          identification no.)

6363 Katella Avenue
Cypress, CA                                             90630-5205

(Address of principal executive offices)                (Zip Code)

                             -----------------------

                           ....% Asset Backed Notes...
                       (Title of the indenture securities)

--------------------------------------------------------------------------------

1.    General Information. Furnish the following information as to the Trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

                  Name                                   Address
                  ----                                   -------

      Superintendent of Banks of             2 Rector Street, New York, NY,
      the State of New York                  10006, and Albany, N.Y. 12203

      Federal Reserve Bank of New York       33 Liberty Plaza, New York, NY,
                                             10045

      Federal Deposit Insurance Corporation  Washington, D.C. 20429

      (b) Whether it is authorized to exercise corporate trust powers.

      Yes

2.    Affiliations with Obligor.

      If the obligor is an affiliate of the trustee, describe each such affiliation.

      None.

16.   List of Exhibits.

      Attached herewith pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10 (d).

      1. A copy of the Organization Certificate of Bank of Tokyo-Mitsubishi Trust Company as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers.*

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*     Exhibit previously filed with the Securities and Exchange Commission with
      Regis-
                                                                  (continued...)

      4.    A copy of the existing By-laws of the Trustee.*

      6.    The consent of the Trustee required by Section 321(b) of the Act.*

      7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.


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*     (...continued)
      tration No. 333-32937 and incorporated herein by reference thereto.

                                    SIGNATURE

      Pursuant to the requirements of the Act, the Trustee, Bank of Tokyo-Mitsubishi Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 5th day of August, 1998.

                               BANK OF TOKYO-MITSUBISHI TRUST COMPANY


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                              EXHIBIT 7 TO FORM T-1

             BANK OF TOKYO-MITSUBISHI TRUST COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                         December 31, 1997 and 1996
-----------------------------------------------------------------------------------
($ In thousands, except share data)                               1997         1996
-----------------------------------------------------------------------------------
ASSETS:
Cash and due from banks                                     $  692,239   $  607,218
Interest-bearing deposits placed (note 10)                   1,386,691    1,514,135
Federal funds sold                                             167,000           --
Available for sale securities (note 2)                         503,301      530,329
Loans, net of unearned Income (note 3)                       4,632,042    4,486,341
   Less allowance for loan losses (note 3)                     119,907      110,382
-----------------------------------------------------------------------------------
     Loans, net                                              4,512,135    4,375,959
-----------------------------------------------------------------------------------
Bank premises and equipment net of accumulated
   depreciation of $6,627 and $6,168, respectively               9,305        5,729
Customers' liability on acceptances                                541        3,836
Accrued interest receivable                                     64,818       78,125
Other assets                                                    33,441       40,705
-----------------------------------------------------------------------------------
Total assets                                                $7,369,471   $7,159,036
-----------------------------------------------------------------------------------
LIABILITIES:
Deposits:
   Noninterest-bearing deposits in domestic offices         $1,35l,563   $1,280,248
   Interest-bearing deposits in domestic offices (note 6)      519,102      562,538
   lnterest-bearing deposits in overseas offices (note 6)    1,989,833    1,794,506
-----------------------------------------------------------------------------------
Total deposits:                                              3,860,498    3,637,292
-----------------------------------------------------------------------------------
Federal funds purchased (overnight) and securities sold
   under agreements to repurchase                              265,406      355,474
Other borrowed funds (including term Federal funds
   purchased of $150,000 in 1997 & $149,000 in 1996)         1,946,274    2,016,381
Acceptances outstanding                                            541        3,836
Accrued interest payable                                        42,353       50,092
Accrued taxes and other liabilities (note 5)                   186,866      122,673
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   Liabilities other than capital notes                      6,301,938    6,185,748
Capital notes and subordinated debt (note 7)                   313,286      277,281
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   Total liabilities                                         6,615,224    6,463,029
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STOCKHOLDERS EQUITY (NOTE 4):
Preferred stock (par value $100); 1,000,000 shares
   authorized, none outstanding                                     --           --
Common stock (par value $100); authorized 1,485,000
   shares; issued 1,329,219 shares:                            132,922      132,922
Surplus                                                        311,494      311,494
Undivided profits                                              303,912      248,266
Net unrealized gain on available-for-sale securities             5,919        3,325
-----------------------------------------------------------------------------------
   Total stockholders equity                                   754,247      696,007
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   Total liabilities and stockholder's equity               $7,369,471   $7,159,036
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